As filed with the Securities and Exchange Commission on January 20, 2004

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            -------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            -------------------------

                          CHESAPEAKE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)



              OKLAHOMA                                  73-1395733
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

      6100 NORTH WESTERN AVENUE
       OKLAHOMA CITY, OKLAHOMA                              73118
(Address of principal executive offices)                  (Zip Code)


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        Securities to be registered pursuant to Section 12(b of the Act:

  TITLE OF EACH CLASS                         NAME OF EACH EXCHANGE ON WHICH
  TO BE SO REGISTERED                         EACH CLASS IS TO BE REGISTERED
  -------------------                         ------------------------------

5.0% Cumulative Convertible Preferred Stock        New York Stock Exchange


If this Form relates to the                     If this Form relates to the
registration of a class of                      registration of a class of
securities pursuant to Section                  securities pursuant to Section
12(b) of the Exchange Act and is                12(g)of the Exchange Act and is
effective pursuant to General                   effective pursuant to General
Instruction A.(c), check the                    Instruction A.(d), check the
following box    [X]                            following box.   [  ]


Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:  None

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The securities to be registered consist of 5.0% Cumulative Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), of Chesapeake Energy Corporation (the "Registrant"). The Registrant hereby incorporates by reference herein the description of the terms, rights and preferences of the Preferred Stock set forth under the caption "Description of Preferred Stock" in the Prospectus Supplement dated November 12, 2003 to the Prospectus dated October 23, 2003 forming a part of the Registrant's registration statement on Form S-3 (No. 333-109657). Such Prospectus, as supplemented, was filed with the Commission by the Registrant pursuant to Rule 424(b)(2) under the Securities Act of 1933 on November 13, 2003.

ITEM 2.  EXHIBITS

         The following exhibits are filed pursuant to the Instruction to Item 2:

   EXHIBIT NO.      DESCRIPTION

      99.1.         Registrant's    Restated   Certificate   of   Incorporation.
                    Incorporated herein by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-3 (No. 333-104394) filed April 9, 2003.

      99.2. Registrant's Certificate of Designation of 5% Cumulative Convertible Preferred Stock, par value $0.01 per share and liquidation preference $100 per share. Incorporated herein by reference to Exhibit 3.1 to Registrant's current report on Form 8-K filed November 18, 2003.

      99.3.         Registrant's  Amended  and  Restated  Bylaws.   Incorporated
                    herein  by  reference   to  Exhibit  99.B  to   Registrant's
                    Registration Statement on Form 8-A filed October 7, 2003.

      99.4.         Rights Agreement dated July 15, 1998 between  Registrant and
                    UMB Bank, N.A., as Rights Agent.  Incorporated   herein  by
                    reference   to   Exhibit  1  to Registrant's registration
                    statement on Form 8-A filed July 16, 1998. Amendment No. 1 to Rights Agreement dated September 11, 1998. Incorporated herein by reference to Exhibit 10.3 to Chesapeake's quarterly report on Form 10-Q for the quarter ended September 30, 1998 filed November 16, 1998.


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


                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            CHESAPEAKE ENERGY CORPORATION

                                       By:   /s/ Aubrey K. McClendon
                                            -----------------------------------
                                                 Aubrey K. McClendon
                                                 Chairman and
                                                 Chief Executive Officer


Date:  January 20, 2004

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